UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 2, 2012

Date of Report (Date of earliest event reported)

Apollo Global Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 2, 2012, Apollo Global Management, LLC and its subsidiaries (the “Company”), completed its previously announced acquisition of the membership interests in Stone Tower Capital LLC, a leading credit manager (“Stone Tower”), and its related management companies and affiliated entities (the “Transaction”). The Transaction was consummated by the Company for total consideration at closing of $119,500,630. The Company may also make future payments to an entity controlled by the former principal owner of Stone Tower under a contingent obligation to transfer cash based on a specified percentage of incentive revenue.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this report on Form 8-K no later than 71 calendar days after the date on which this report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this report on Form 8-K no later than 71 calendar days after the date on which this report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: April 6, 2012	By:	/s/ Barry J. Giarraputo
Barry J. Giarraputo
Chief Accounting Officer and Controller